        Subsidiaries of International Comfort Products Corporation<F1>

                                              State or other Jurisdiction
             Name                          of Incorporation or Organization
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ICP Property and Casualty Corporation         British Columbia, Canada
International Comfort Products
        Holdings, Inc.                        Delaware, USA
International Comfort Products
        Corporation (Canada)                  Canada
ICP International Holdings, Inc.              Cayman Islands, B.W.I.
International Comfort Products
        Corporation (USA)<F2>                 Delaware, USA
G.C. McDonald Supply Limited<F3>              Ontario, Canada
M.T.R. Controls Ltd.<F3>                      British Columbia, Canada
M.T.R. Controls (Manitoba) Ltd.<F3>           Manitoba, Canada
HAVE Wholesale Ltd.<F3>                       Canada
Fast Parts de Mexico S.A. de C.V.<F4>         Mexico
United Electric Company<F5>                   Delaware, USA
ICP Petroleum, Inc.<F5>                       Delaware, USA
Tempstar Distributing, Inc.<F5>               Delaware, USA
Fast Parts do Brasil Ltda<F5>                 Brazil
Industrias HVH, S.A.<F5>                      Spain
Inter-City Products Partner
        Corporation<F5>                       Delaware, USA
Fast Components Corp<F5>                      Delaware, USA
Continental VAV, Inc.<F6>                     Texas
United Electric Company, L.P.<F7>             Texas
Inter-City Products Receivables
        Company, L.P.<F8>                     Tennessee, USA

[FN]
<F1>
All subsidiaries are wholly-owned unless otherwise indicated.
<F2>
Subsidiary of International Comfort Products Holdings, Inc.
<F3>
Subsidiaries of International Comfort Products Corporation (Canada).
<F4>
Subsidiary of ICP International Holdings, Inc.
<F5>
Subsidiary of International Comfort Products Corporation (USA).
<F6>
Subsidiary of United Electric Company.
<F7>
General Partner is Continental VAV, Inc.; limited partner is
United Electric Company.
<F8>
General Partner is Inter-City Products Partner Corporation;
limited partner is International Comfort Products Corporation (USA).